EXHIBIT 23.1

Hammons Tower 901 E. St. Louis Street, Suite 1000 P.O. Box 1190 Springfield, MO 65801-1190 417 865-8701 Fax 417 865-0682	1034 W. Main Street P.O. Box 1277 Branson, MO 65615-1277 417 334-5165 Fax 417 334-4823
bkd.com

We consent to the inclusion in this registration statement on Form S-11/A of our report dated February 14, 2003, on our audits of the consolidated financial statements of Foundation Capital Resources, Inc. as of and for the years ended December 31, 2002 and 2001.

                              /s/ BKD, LLP

January 16, 2004
Springfield, Missouri